Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TCW Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 97 to Registration Statement No. 33-52272 on Form N-1A, of our reports dated December 21, 2015 relating to the financial statements and financial highlights of TCW Concentrated Value Fund, TCW Conservative Allocation Fund, TCW Global Real Estate Fund, TCW Growth Equities Fund, TCW High Dividend Equities Fund, TCW Relative Value Dividend Appreciation Fund, TCW Relative Value Large Cap Fund, TCW Relative Value Mid Cap Fund, TCW Select Equities Fund, TCW Small Cap Growth Fund, TCW SMID Cap Growth Fund, TCW Core Fixed Income Fund, TCW Global Bond Fund, TCW High Yield Bond Fund, TCW Short Term Bond Fund, TCW Total Return Bond Fund, TCW Enhanced Commodity Strategy Fund, TCW Developing Markets Equity, TCW Emerging Markets Income Fund, TCW Emerging Markets Local Currency Income Fund, TCW Emerging Markets Multi-Asset Opportunities Fund, TCW International Growth Fund, and TCW International Small Cap Fund, each a series of TCW Funds, Inc., appearing in the Annual Reports on Form N-CSR of TCW Funds, Inc. for the year ended October 31, 2015, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 25, 2016